SUPPLEMENT DATED JULY 21, 2020
To the following variable annuity prospectuses:
Allianz Index Advantage®
Allianz Index Advantage ADV®
Allianz Index Advantage NF®
Allianz Index Advantage Income®
Dated May 1, 2020
ISSUED BY
Allianz Life Insurance Company of North America and Allianz Life® Variable Account B
This supplement updates certain information contained in the prospectus and should be attached to the prospectus and retained for future reference.

We are making the Index Performance Strategy with 3-Year Term Index Options available to Contracts issued on or after July 21, 2020 in Pennsylvania.

PRO-005-0520